Exhibit 99.2

	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The Board of Director Recommends a Vote for the following proposal:

		FOR	AGAINST	ABSTAIN
Item 1.	To approve and adopt the Agreement and Plan of Merger, dated June 22, 2006, by and among Stone Energy Corporation, Energy Partners, Ltd., EPL Acquisition Corp. LLC, pursuant to which Stone will merge with and into EPL Acquisition Corp. LLC.	☐	☐	☐

I PLAN TO ATTEND THE MEETING If you check the box to the right an admission card will be sent to you.	☐

All as more particularly described in the accompanying Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

(Signature)

(Signature)

Dated:

NOTE: Please sign exactly as your name appears hereon, joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Δ    FOLD AND DETACH HERE    Δ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/sgy		1-866-540-5760
Mark, sign and date
Use the Internet to vote your proxy.	OR	Use any touch-tone telephone to	OR	your proxy card
Have your proxy card in hand when		vote your proxy. Have your proxy		and
you access the web site.		card in hand when you call.		return it in the
enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Proxy Statement

on the internet at www.stoneenergy.com

STONE ENERGY CORPORATION

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS

OCTOBER         , 2006

This Proxy is solicited on behalf of the Board of Directors of Stone Energy Corporation. The undersigned hereby appoints James H. Stone, David H. Welch and B. J. Duplantis, and each of them, attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Stone Energy Corporation Common Stock which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Stone Energy Corporation, on October     , 2006 at 9:30 a.m., Central Time, in Lafayette, Louisiana or at any adjournment thereof, upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

Please mark this proxy as indicated below to vote on any item. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be checked. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ   FOLD AND DETACH HERE   Δ

You can now access your Stone Energy account online.

Access your Stone Energy Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Stone Energy Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC